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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 18, 1996 (except for the last paragraph of Note 7, as to which the date is September 9, 1996) with respect to the financial statements of Prime Cable of Alaska, L.P. and our report dated February 9, 1996 (except for Note 13, as to which the date is March 14, 1996) with respect to the combined financial statements of the Alaskan Cable Network, both of which reports are included in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-28001) and related Prospectus of General Communication, Inc. for the registration of 13,800,000 shares of its Class A Common Stock, and to the use of our report dated February 14, 1997, with respect to the consolidated financial statements of GCI Cable, Inc. and Subsidiaries (not presented separately herein).


                                          /s/ ERNST & YOUNG, LLP


Austin, Texas
July 3, 1997